                                   EXHIBIT 11

                             DUPONT PHOTOMASKS, INC.

                         EARNINGS PER SHARE COMPUTATION

                (Dollars in thousands, except per share amounts)
                                   (unaudited)


                                                               Basic               Diluted
                                                               -----               -------
                                                               Quarter Ended March 31, 2000
                                                               ----------------------------
Weighted average shares outstanding........................ 15,636,474            15,636,474
Dilutive effect of stock performance plans.................          -               645,295
                                                            ----------            ----------
Shares for EPS............................................. 15,636,474            16,281,769
                                                            ----------            ----------
Net income.................................................     $7,112                $7,112
                                                            ----------            ----------
Earnings per share.........................................      $0.45                 $0.44
                                                            ----------            ----------

                                                               Basic               Diluted
                                                               -----               -------
                                                               Quarter Ended March 31, 2001
                                                               ----------------------------

Weighted average shares outstanding........................ 17,597,060            17,597,060
Dilutive effect of stock performance plans.................          -               588,545
Dilutive effect of convertible notes.......................          -               941,088
                                                            ----------            ----------
Shares for EPS............................................. 17,597,060            19,126,693
                                                            ----------            ----------
Net income for the period..................................     $9,095                $9,095
Dilutive effect of convertible notes.......................          -                    92
                                                            ----------            ----------
Net income for EPS.........................................     $9,095                $9,187
                                                            ----------            ----------
Earnings per share.........................................      $0.52                 $0.48
                                                            ----------            ----------

                                                               Basic               Diluted
                                                               -----               -------
                                                            Nine Months Ended March 31, 2000
                                                            ---------------------------------

Weighted average shares outstanding........................ 15,493,481            15,493,481
Dilutive effect of stock performance plans.................          -               649,855
                                                            ----------            ----------
Shares for EPS............................................. 15,493,481            16,143,336
                                                            ----------            ----------
Net income.................................................    $18,001               $18,001
                                                            ----------            ----------
Earnings per share.........................................      $1.16                 $1.12
                                                            ----------            ----------

                                                               Basic              Diluted
                                                               -----              -------
                                                            Nine Months Ended March 31, 2001
                                                            --------------------------------

Weighted average shares outstanding........................ 17,255,888            17,255,888
Dilutive effect of stock performance plans.................          -               616,312
Dilutive effect of convertible notes.......................          -               941,088
                                                            ----------            ----------
Shares for EPS............................................. 17,255,888            18,813,288
                                                            ----------            ----------
Net income.................................................    $31,667               $31,667
Dilutive effect of convertible notes.......................          -                   275
                                                            ----------            ----------
Net Income for EPS.........................................    $31,667               $31,942
                                                            ----------            ----------
Earnings per share.........................................      $1.84                 $1.70
                                                            ----------            ----------

At March 31, 2000 and 2001, we had outstanding anti-dilutive commitments under our stock performance plans covering 52,627 and 35,850 shares, respectively.

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